Exhibit 4.2  8% Convertible Note

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. 6                                                                US $500,000

                          STOCKGROUP.COM HOLDINGS, INC.
                               8% CONVERTIBLE NOTE
                               DUE MARCH 31, 2002

     THIS Note is one of a series of duly authorized and issued notes of Stockgroup.com Holdings, Inc., a Colorado corporation, having a principal place of business at 750 West Pender Street, Suite 500, Vancouver, British Columbia, Canada V6C 2T7 (the "Company"), designated as its 8% Convertible Notes, due March 31, 2002, in the aggregate principal amount of Three Million Dollars ($3,000,000) (the "Notes"). All references to $ (dollars) shall be to US$ (United States Dollars).

     FOR VALUE RECEIVED, the Company promises to pay to Amro International, S.A., or its registered assigns (the "Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000), on March 31, 2002 or such earlier date as the Notes are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate outstanding principal amount of this Note at the rate of 8% per annum, in cash or shares of Common Stock (as defined in Section 7), on each Conversion Date and on the Maturity Date (as defined herein). Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than ten Trading Days (as defined in Section 7) prior to each Conversion Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock pursuant to the terms of Section 4(a)(i) (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Subject to Section 4(a)(i)(B), failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Conversion Date in shares of Common Stock pursuant to the terms of Section 4(a)(i). Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date (as defined in Section 7) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person (as defined in Section 7) in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes (the "Note Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash.

     This Note is subject to the following additional provisions:

     Section 1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations of at least $50,000 (or such lesser principal amount as shall then be outstanding under this Note), as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

     Section 2. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 7) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person (as defined in Section 7) in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, any Notes (other than a failure to pay the Put Price (as, defined in Section 7), the remedy of which is contained in Section 5), free of any claim of subordination, within five days of the date the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

               (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (as defined in Section 7) other than such covenants or agreements which are the specific subject of another Event of Default under this Section 3, and such failure or breach shall not have been remedied within twenty days after the date on which notice of such failure or breach shall have been given;

               (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

               (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

               (v) the Common Stock shall not be eligible for quotation on and quoted for trading on the OTC Bulletin Board ("OTC') or listed for trading on the Nasdaq SmallCap Market, New York Stock Exchange,
          American Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

               (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 7), shall agree to sell or dispose all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares (as defined in Section 7));

               (vii) an Underlying Shares Registration  Statement (as defined in
          Section 7) shall not have been declared effective by the Commission (as defined in Section 7) on or prior to the 180th day after the Original Issue Date;

               (viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement (as defined in Section 8)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell
          Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than twenty Trading Days (which need not be consecutive Trading Days);

               (ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date, which shall be covered by
          Section 3(a)(vii));

               (x) the Company shall fail for any reason to deliver certificates to a Holder prior to the twelfth day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Notes in accordance with the terms hereof; or

               (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within seven days after notice is delivered hereunder.

          (b) During the time that any portion of this Note remains outstanding, if any Event of Default occurs and is continuing, the full principal amount of this Note (and, at the Holder's option, all other Notes then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall at the written election of the Holders become, immediately due and payable in cash in accordance with the following sentence. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 7) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder within thirty days prior to the date of a declaration of an Event of Default and then held by the Holder and (B) the Per Share Market Value (as defined in Section 7) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Notes and Underlying Shares for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period (other than such grace period as may be specified within a particular Event of Default) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 4. Conversion.

          (a) (i) Conversion at Option of Holder. (A) This Note shall be convertible into shares of Common Stock at the option of the Holder at any time and from time to time (1) from and after a Put Default Date (as defined in Section 5) with respect to the principal amount of the Note subject to the Put Notice (as defined in Section 5) giving rise thereto and
     (2) from and after a Notice Date (as defined in Section 6) with respect to the principal amount of the Note subject to the applicable Optional Prepayment Notice (as defined in Section 6). Notwithstanding the foregoing, this Note may not be converted by the Holder prior to the 120th following the Original Issue Date. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by adding the sum of (i) the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and (y) the Conversion Price (as defined herein), and
     (ii) the amount equal to the product of (x) the outstanding principal amount of this Note to be converted and (y)(I) the product of (1) the quotient obtained by dividing .08 by 360 and (2) the number of days for which such principal amount was outstanding, divided by (II) the Conversion Price on the Conversion Date, provided, that if the Company shall have timely elected to pay the interest due on a Conversion Date in cash pursuant to the terms hereof, subsection (ii) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

               (B) Notwithstanding anything to the contrary contained herein, if on any Conversion Date or on the Maturity Date:

                    (1) the  number  of  shares  of  Common  Stock  at the  time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock;

                    (2) after the  Interest  Effectiveness  Date (as  defined in
               Section 7) such shares of Common Stock (x) are not registered for resale pursuant to an effective Underlying Shares Registration
               Statement and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 7), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the shares of Common Stock are permitted by the Holder to be delivered under this clause (2) prior to the Effectiveness Date (as defined in the Registration Rights Agreement) and thereafter an Underlying Shares Registration Statement shall be declared effective by the Commission, the Company shall, within three Trading Days after the date of such declaration of effectiveness, exchange such shares for shares of Common Stock that are free of restrictive legends of any kind);

                    (3) the  Common  Stock is not listed or quoted on the OTC or on a Subsequent Market;

                    (4) the Company has failed to timely  satisfy its conversion obligations hereunder; or

                    (5) the issuance of such shares of Common Stock would result in a violation of Sections 4(a)(iii)(A) and (B),

               then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to Section 4(a)(i)(A)(ii), shall deliver, within three Trading Days of each applicable Conversion Date, an amount in cash equal to the product of (a) the outstanding principal amount of the Notes to be converted on such Conversion Date and (b) the product of (x) the quotient obtained by dividing .08 by 360 and (y) the number of days for which such principal amount was outstanding.

               (C) The Holder shall effect conversions by surrendering the Notes (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") to the Company. Each Conversion Notice shall specify the principal amount of Notes to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is delivered hereunder (a "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is delivered hereunder. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Note(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Note for such principal amount as has not been converted.

          (ii) Automatic Conversion. Subject to the provisions in this paragraph, the principal amount of Notes for which conversion notices have not previously been received or for which prepayment has not been made or required hereunder shall be automatically converted on the second anniversary of the Original Issue Date (the "Automatic Conversion Date") pursuant to Section 4(a)(i), at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur if (a) (1) an Underlying Securities Registration Statement is not then effective that names the Holder as a selling stockholder thereunder and (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; or (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion. Notwithstanding anything herein to the contrary, the Automatic Conversion Date shall be extended (on a day-for-day basis) for any Trading Days after the Effectiveness Date that the Holder is unable to resell Underlying Shares due to (a) the Common Stock not being listed for trading on the OTC or any Subsequent Market, (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission or, if so declared, to remain effective during the Effectiveness Period as to all Underlying Shares, or (c) the suspension of the Holder's right to resell
     Underlying Shares thereunder. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 4(a)(iii).

          (iii) Certain Conversion Restrictions.

               (i) (1) A Holder may not convert Notes or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 7) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Notes held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Notes are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Notes that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                    (2) A Holder  may not  convert  Notes or  receive  shares of
               Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Notes held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Notes are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Notes that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

               (b) (i) Not later than three Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Notes (subject to the limitations set forth in Section 4(a)(iii) hereof), (ii) Notes in a principal amount equal to the principal amount of Notes not converted, and (iii) a bank check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash), provided, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of Notes until Notes are delivered for conversion to the Company, or the Holder notifies the Company that such Notes have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its reasonable best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Notes tendered for conversion.

                    (ii) If the  Company  fails to deliver  to the  Holder  such certificate or certificates pursuant to Section 4(b)(i) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $4,000 for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, if the Company shall not have delivered any cash due in respect of conversions of Notes or as payment of interest thereon by the third Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                    (iii) In  addition  to any  other  rights  available  to the
               Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Notes with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

               (c) (i) The conversion price in effect on any Conversion Date (the "Conversion Price") shall be the lesser of (1) $3.72 (the "Initial Conversion Price"), and (2) 88% of the average of the five lowest Per Share Market Values during the thirty Trading Days immediately preceding the applicable Conversion Date, provided, that such number of Trading Days counted for calculation of the Conversion Price may include Per Share Market Values for up to thirty Trading Days prior to the date on which Conversion Notices may first be delivered hereunder and that such thirty Trading Day period shall be extended for the number of Trading Days during such period in which
          (A) trading in the Common Stock is suspended by the OTC or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Shares Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.

                    (ii)  If the  Company,  at any  time  while  any  Notes  are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. In any case in which an adjustment under this Section 4(c)(ii) or Section 4(c)(iv) is required to be made effective as of the record date for a specified event, if a Conversion Notice is delivered after such record date and prior to the occurrence of the event, the Company may elect to defer until the occurrence of such event (provided, that if such event does not occur, then such additional shares shall not be issued) issuing to the Holder the shares of Common Stock, if any, in respect thereof over and above the number of shares of Common Stock issuable upon such conversion on the basis of the Initial Conversion Price prior to adjustment, provided that the Company shall have delivered to the Holder a due bill or other appropriate instrument reasonably acceptable to the Holder evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

                    (iii) If the Company, at any time while any Notes are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                    (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while Notes are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Conversion Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised. Notwithstanding the foregoing, the following shall not be deemed to be Common Stock Equivalents: (i) issuances pursuant to a grant or exercise of stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future; (ii) securities issued pursuant to an underwritten public offering by the Company (and not of any securities of a shareholder of the Company other than up to 4% of the holdings of the Chief Executive Officer of the Company if such participation is required by the rules and regulations of the stock market on which such offering will take place or by the rules and regulations of the securities authority governing such stock market) resulting in gross proceeds to the Company of not less than $10,000,000, where the price per share of Common Stock offered is fixed and the underwriter is an investment bank nationally recognized in the United States of America (if the offering is to be conducted in the United States of America or in Great Britain (if the offering is to be conducted in Great Britain) ("equity lines of credit" or their equivalents shall not satisfy this exception), (iii) up to 1,000,000 shares of Common Stock issued in an offering not subject to the registration requirements of the Securities Act at a fixed price of not less than $3.50 (with no direct or indirect adjustments permissible to such fixed price at the closing or over time), (iv) issuance pursuant to a private placement to Hollinger International, Inc., and (v) shares of Common Stock issued as payment of the purchase price in connection with a Strategic Transaction. For purposes of this Section, a "Strategic Transaction" shall mean a transaction or relationship in which the Company issues shares of Common Stock to an entity which is, itself or through its subsidiaries, an operating company in a business related to the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

                    (v) If the Company, at any time while Notes are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which Notes shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (vi) In case of any  reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Notes shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Notes, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                    (vii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. Any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                    (viii) Whenever either the Initial  Conversion  Price or the
               Conversion Price is adjusted  pursuant to any of Section 4(c)(ii)
               - (v), the Company shall promptly mail to each Holder a notice setting forth the Initial Conversion Price or Conversion Price (as applicable) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (ix) If (A) the  Company  shall  declare a dividend  (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Notes during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                    (x) In  case  of any  (1)  merger  or  consolidation  of the
               Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, a
               Holder shall have the right to (A) if permitted under Section 3(b) hereof, exercise its rights of prepayment under Section 3(b) with respect to such event, (B) convert its aggregate principal amount of Notes then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Notes could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate principal amount of Notes then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of this Note (except, in the case of preferred stock, as may be required to reflect the differences between equity and debt) and shall be entitled to all of the rights and privileges of a Holder of Notes set forth herein and the agreements pursuant to which the Notes were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

               (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Notes and payment of interest on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Notes and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

               (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

               (f) The issuance of certificates for shares of the Common Stock on conversion of the Notes shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               (g) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, 750 West Pender Street, Suite 500, Vancouver, British Columbia, Canada V6C 2T7 (facsimile number: (604) 331-1194, attention: Corporate Secretary, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy other than Conversion Notices to Sierchio & Albert, P.C. (facsimile number (212) 446-9504), attention Joseph Sierchio, Esq. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 5. Put Option. At any time and from time to time commencing on the 120th calender day after the Original Issue Date, the Holder shall have the right (the "Put Right") to request that the Company prepay up to 25% of the original principal amount of this Note at a price equal to the Put Price (as defined in Section 7) by delivering to the Company a written notice (a "Put Notice") specifying (i) the outstanding principal amount of this Note subject to the Put Right and the amount of all accrued and unpaid interest owing on such principal amount, and the amount of liquidated damages (if any) then owing in respect of such principal amount and (ii) the applicable Put Price. The Holder shall not be entitled to deliver Put Notices for in excess of an aggregate of 25% of the original principal amount under this Note in any thirty day period; provided, that, the amount of principal for which a Put Notice may be delivered shall be measured on a cumulative basis from the date which the Put Notice may first be delivered hereunder (for example, if prior to day 180 following the Original Issue Date, Put Notices for only 10% of the original principal have been delivered and paid, then on day 180 following the Original Issue Date a Put Notice for up to 65% of the original principal amount may be delivered).

     Section 6. Prepayment at the Option of the Company.

          (a) The Company shall have the right at all time and any time after the Original Issue Date, upon (x) if prior to the 120th day following the Original Issue Date, three Trading Days' notice to the Holders and (y) if on or after the 120th day following the Original Issue Date, fifteen Trading Days' notice to the Holders (in either case, an "Optional Prepayment Notice" and the date such notice is received by the Holders, the "Notice Date"), to prepay all or a portion of the Notes then held by the Holders at a cash price equal to the Optional Prepayment Price (as defined below). From and after the 120th day following the Original Issue Date, the Company may only deliver an Optional Prepayment Notice to the Holders if, on the Notice Date (i) there is an effective Underlying Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the issued Underlying Shares and all of the Underlying Shares as are issuable upon conversion in full of the principal amount of the Notes subject to the Optional Prepayment Notice and
     (ii) the Common Stock is listed for trading on the OTC or on a Subsequent Market. If any of the foregoing conditions shall cease to be in effect during the period between the Notice Date and the date the Optional Prepayment Price is paid in full, then the Holders subject to such prepayment may elect, by written notice to the Company given at any time after any of the foregoing conditions shall cease to be in effect, to invalidate ab initio such Optional Prepayment Notice.

          (b) The following provisions shall govern the rights of the Holders to convert principal amounts of the Note subject to an Optional Prepayment Notice.

              (1) Prior to the 120th day following the Original Issue Date no conversions of the Note may be tendered.

              (ii) From and after the 120th day following the Original Issue Date, the Holders may convert any portion of the outstanding principal amount of the Notes subject to an Optional Redemption Notice prior to the later of the Due Date (as defined below) and the date that the Optional Prepayment Price is paid in full. Any such principal amount subject to a non-payment pursuant to a Put Notice under
                     Section 5 after the Put Exercise Date shall be convertible at the lower of the Conversion Price under Section 4(c)(i)(1) and 4(c)(i)(2). Principal amount subject to an Optional Prepayment Notice and not subject to a non-payment pursuant to a Put Notice under Section 5 after the Put Exercise Date shall be convertible at the Initial Conversion Price.

              (iii) If an Optional Redemption Notice is delivered prior to the 120th day following the Original Issue Date but the Due Date or the date on which actual payment of the full Optional Prepayment Price is made occurs on or after such 120th day, then the Holder may convert principal hereunder subject to such Optional Prepayment Notice in accordance with Clause (ii) above.

              (iv) If a Put Notice is delivered prior to delivery of an Optional Redemption Notice but the Due Date shall not have occurred, then the Holder may convert principal hereunder subject to such Optional Prepayment Notice in accordance with Clause (ii) above.

          (c) The Optional Prepayment Price is due on the (x) if the Optional Prepayment Notice is delivered on three Trading Days' notice in accordance with clause (x) of Section 6(a), the third Trading Day following the Notice Date, and (y) if the Optional Prepayment Notice is delivered on fifteen Trading Days' notice in accordance with clause (y) of Section 6(a), the fifteenth Trading Day following the Notice Date (in either case, the "Due Date"). If any portion of the Optional Prepayment Price shall not be paid by the Company by expiration of such fifteenth Trading Day, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Optional Prepayment Price plus all such interest is paid in full. In addition, if any portion of the Optional Prepayment Price remains unpaid after such date, the Holders subject to such prepayment may elect, by written notice to the Company given within 45 Trading Days after the Due Date, to invalidate ab initio such prepayment, notwithstanding anything herein contained to the contrary. If a Holder elects to invalidate such prepayment the Company shall promptly, and, in any event, not later than three Trading Days from receipt of such Holder's notice of such election, return to such Holder all of the Notes for which the Optional Prepayment Price shall not have been paid in full and the Holder shall return the portion of the Optional Prepayment Price, if any, previously paid.

          (d) The "Optional Prepayment Price" for the principal amount of the Notes to be prepaid shall equal the sum of (i) (1) in the event that the Due Date or, if payment made later, such later date, is between the Original Issue Date and the 60th day following the Original Issue Date, 105% of the principal amount of the Notes, (2) in the event that the Due Date or, if payment made later, such later date, is between the 61st day and the 120th following the Original Issue Date, 110% of the principal amount of the Notes to be prepaid, or (3) in the event that the Due Date or, if payment made later, such later date, is at any time after 121st day following the Original Issue Date, 115% of the principal amount of the Notes to be prepaid and (ii) all interest, other amounts, costs, expenses and liquidated damages due in respect of such Notes.

     Section (ii Definitions. For the purposes hereof, the following terms shall have the following meanings:

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the Province of British Columbia, Canada are authorized or required by law or other government action to close.

          "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange
     Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or
     (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Interest Effectiveness Date" means the earlier to occur of (x) the Effectiveness Date and (y) the date that an Underlying Shares Registration Statement is declared effective by the Commission.

          "Mandatory Prepayment Amount" for any Notes shall equal the sum of (i) the greater of (A) 120% of the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Per Share Market Value on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages, if any, due in respect of such Notes.

          "Original Issue Date" shall mean the date of the first issuance of the Notes regardless of the number of transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

          "Per Share Market Value" means on any particular date means on any particular date (a) the closing bid price per share of Common Stock on such date on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the Subsequent Market on the date nearest preceding such date, or
     (b) if the Common Stock is not then listed or quoted on a Subsequent Market, the closing bid price for a shares of Common Stock in the OTC, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the Notes.

          "Person"  means  a  corporation,   an   association,   a  partnership,
     organization,   a  business,  an  individual,  a  government  or  political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Note Purchase Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Put Price" for any Notes shall equal the sum of (i) 115% of the principal amount of the Notes subject to the Put Right, plus all accrued and unpaid interest thereon, and (ii) all other amounts, expenses, costs and liquidated damages, if any, due in respect of such Notes.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trading Day" means (a) a day on which the Common Stock is traded on a Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC, or (c) if the Common Stock is not quoted on the OTC, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of Notes or as payment of interest in accordance with the terms hereof.

          "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

     Section 8 Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein. As long as there are Notes outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing. The Company may only voluntarily prepay the outstanding principal amount on the Notes in accordance with Section 5 hereof.

     Section 9 This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section 10 If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity and bond, if requested, all reasonably satisfactory to the Company.

     Section 11 No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

     Section 12 This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     Section 13 Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

     Section 14 If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

     Section 15 Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date first above indicated.


                          STOCKGROUP.COM HOLDINGS, INC.



                          By:___________________________________________________
                             Name:
                             Title:

Attest:


By:___________________________________________________
   Name:
   Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert the attached Note into shares of common stock, without par value (the "Common Stock"), of Stockgroup.com Holdings, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:      _________

                        Date to Effect Conversion

                        ______________________________________________
                        Principal Amount of Notes to be Converted

                        ______________________________________________
                        Number of shares of Common Stock to be Issued

                        ______________________________________________
                        Applicable Conversion Price

                        ______________________________________________
                        Signature

                        ______________________________________________
                        Name

                        ______________________________________________
                        Address